Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-1

(Form Type)

DRAGONFLY ENERGY HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Table I: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common stock, par value $0.0001 per share(2)	Rule 457(c)	38,132,989	$7.66(3)	$292,098,696	0.000110200	$32,189.28
	Equity	Warrants to purchase common stock(4)	Rule 457(g)	8,820,914	—	—	—	—(5)
	Equity	Common stock, par value $0.0001 per share, underlying warrants(6)	Rule 457(g)	8,820,914	—	—	—	—(5)
	Equity	Common stock, par value $0.0001 per share, underlying warrants(7)	Rule 457(g)	14,115,358	$11.50(8)	$162,326,617	0.000110200	$17,888.40
	Equity	Common stock, par value $0.0001 per share, underlying warrants(9)	Rule 457(g)	1,600,000	$10.00(8)	$16,000,000	0.000110200	$1,763.20
	Equity	Common stock, par value $0.0001 per share, underlying warrants(10)	Rule 457(g)	2,593,056	$0.01(8)	$25,930.56	0.000110200	$2.86
	Total Offering Amounts					$470,451,244		$51,843.74
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$51,843.74

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (“Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transaction.
(2)	The number of shares of common stock, par value $0.0001 per share (the “common stock”) being registered relates to the resale of up to: (i) 31,290,514 shares of common stock issued by the registrant as consideration in the Business Combination (as defined in the registration statement), (ii) 3,664,975 shares of common stock subject to vesting and/or exercise of Legacy Dragonfly (as defined in the registration statement) equity awards that were assumed in connection with the Business Combination, (iii) 3,162,500 Founder Shares (as defined in the registration statement) and (iv) 15,000 shares of common stock purchased by Chardan Capital Markets LLC in the PIPE Investment (as defined in the registration statement).
(3)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock on the Nasdaq Global Market on November 1, 2022 (such date being within five business days of the date that this registration statement was filed with the United States Securities and Exchange Commission). This calculation is in accordance with Rule 457(c) of the Securities Act.
(4)	The number of warrants being registered relates to the resale of (i) 4,627,858 Private Warrants (as defined in the registration statement), (ii) 1,600,000 $10 Warrants (as defined in the registration statement) and (iii) 2,593,056 Penny Warrants (as defined in the registration statement).
(5)	In accordance with Rule 457(g), the entire registration fee for the warrants is allocated to the common stock underlying the warrants, and no separate fee is payable for the warrants.
(6)	The number of shares underlying warrants being registered relates to the resale of (i) 4,627,858 Private Warrants, (ii) 1,600,000 $10 Warrants and (iii) 2,593,056 Penny Warrants.
(7)	The number of shares of common stock underlying warrants being registered relates to the issuance by the registrant of up to: (i) 9,487,500 shares of common stock that are issuable upon the exercise of 9,487,500 warrants originally issued in the registrant’s initial public offering and (ii) 4,627,858 shares of common stock issuable upon the exercise of 4,627,858 Private Warrants.
(8)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.
(9)	The number of shares of common stock underlying warrants being registered relates to the issuance by the registrant of up to 1,600,000 shares of common stock issuable upon the exercise of 1,600,000 $10 Warrants.
(10)	The number of shares of common stock underlying warrants being registered relates to the issuance by the registrant of up to 2,593,056 shares of common stock issuable upon the exercise of 2,593,056 Penny Warrants.